Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. (AMEX: RVR)

Contact:	Mark R. Ruh President & Chief Operating Officer	Martin J. Szumski Chief Financial Officer

Address:	1445 Brookville Way Suite I Indianapolis, IN 46239	1445 Brookville Way Suite I Indianapolis, IN 46239

Phone:	(317) 806-2166 x 6468	(858) 759-6057

March 5, 2007

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR 2006

Net Income for the Fourth Quarter of 2006 Totaled $43.4 million;
Includes $37.8 million Income Tax Benefit

Net Income for 2006 Totaled $56.3 million;
Includes $39.0 million Income Tax Benefit

Indianapolis, Indiana . . . White River Capital, Inc. (AMEX: RVR) (“White River”) today announced the following:

FOURTH QUARTER RESULTS

Net income for the fourth quarter 2006 was $43.4 million, or $11.11 per diluted share (based upon 3,907,345 diluted shares outstanding), compared to fourth quarter 2005 net income of $3.2 million, or $0.84 per diluted share (based upon 3,841,458 diluted shares outstanding). The results for the fourth quarter of 2006 are due to the following:
o	activity from the Coastal Credit LLC (“Coastal Credit”) subsidiary contributed $2.1 million to net income,
o	$4.5 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	a loss at the holding company of $(1.0) million from interest and holding company expenses, and
o	an income tax benefit of $37.8 million caused by the removal of the majority of the valuation allowance related to the deferred tax asset of White River.

ANNUAL RESULTS

Net income for 2006 was $56.3 million, or $14.51 per diluted share (based upon 3,882,017 diluted shares outstanding) compared to net income for 2005 of $16.5 million, or $11.02 per diluted share (based upon 1,498,549 diluted shares outstanding). The results for 2006 are due to the following:
o	activity from the Coastal Credit subsidiary contributed $7.8 million to net income,
o	$15.0 million of earnings from operations contributed by the UAC subsidiary,
o	a loss at the holding company of $(4.0) million from interest and holding company expenses,
o	a net loss on the extinguishment of debt of $(1.5) million, and
o	an income tax benefit of $39.0 million caused by the removal of the majority of the valuation allowance related to the deferred tax asset of White River.

Net income for 2006 included the earnings of Coastal Credit for the entire period, while the net income for 2005 included only four months of earnings from Coastal Credit, which was acquired on August 31, 2005. Also, included in net income for 2006 is a loss from the extinguishment of debt of $(1.5) million and an income tax benefit of $39.0 million, while the net income for 2005 includes a gain from the extinguishment of debt of $11.4 million and no income tax benefits.

The weighted average number of common shares outstanding during a period is weighted for the portion of the period that the shares were outstanding. The 3.5 million shares issued by White River in its subscription offering, which was completed on August 31, 2005, were outstanding for 123 of 365 days for the year ended December 31, 2005. The relatively short time period these shares were outstanding resulted in a significantly different weighted average number of shares for the full year ended December 31, 2005 (1,498,549 diluted weighted average number of common shares outstanding) compared to the December 31, 2005 period end common share count (3,810,155 shares).

Mark Ruh, President and Chief Operating Officer, stated, "During the fourth quarter 2006, due to the continued strong performance of Coastal Credit and the UAC receivable portfolio, White River was able to recognize most of the value of its deferred tax asset. We believe this asset recognition was a significant milestone for White River as the true value of White River’s deferred tax attributes are now recognized on its balance sheet.” Mr. Ruh continued, “The fourth quarter was also another solid one for Coastal Credit as it contributed $2.1 million to earnings. However, while the liquidation of the UAC receivable portfolio continues to generate significant income and cash flow, at least through 2007 this liquidation will cause White River’s earnings volatility to continue.”

Martin Szumski, Chief Financial Officer, commented, "We are once again very pleased with the significant growth of our equity base during the fourth quarter 2006. White River’s equity is now $107.9 million, and tangible equity is now $73.2 million. These values translate into a book value per share of $28.30 and a tangible book value per share of $19.20, while our tangible equity is now 38.39% of tangible assets. White River has also continued to pay down the principal of its 10.75% interest rate secured note at $937,500 per quarter, and beginning early January 2007 this note had a principal balance of $12.2 million.” Mr. Szumski continued, “At year end 2006, White River had $7.0 million in cash and cash equivalents and $20.5 million in line of credit availability. This gives White River $27.5 million of cash at its disposal for both future opportunities and to pay company obligations.”

INTEREST ON RECEIVABLES

Interest on receivables for the fourth quarter of 2006 totaled $8.7 million compared to $11.0 million for the fourth quarter of 2005. The decrease in interest on receivables for the fourth quarter of 2006 is the result of White River’s total receivables portfolio decreasing in size compared to the fourth quarter of 2005.

Interest on receivables for 2006 totaled $37.5 million compared to $28.8 million for 2005. The increase in interest on receivables for 2006 compared to 2005 resulted largely from the activity of Coastal Credit, which White River acquired during the third quarter of 2005. Coastal Credit contributed to earnings for all of 2006 compared to only the last four months of 2005.

ACCRETION AND OTHER INTEREST

Accretion and other interest increased to $4.9 million compared to $478,000 for the fourth quarters of 2006 and 2005, respectively. Accretion and other interest increased to $16.4 million compared to $8.5 million for 2006 and 2005, respectively. This increase for both the quarters and years ended December 31, 2006 is the result of UAC recognizing increased accretion income in anticipation of cash being released, or cash actually being released, from the UAC Master Trust account.

RECOVERY (PROVISION) FOR ESTIMATED CREDIT LOSSES

Recovery (provision) for estimated credit losses was a $(401,000) provision compared to a $4.3 million recovery for the quarters ended December 31, 2006 and 2005, respectively. Recovery (provision) for estimated credit losses was a $(36,000) provision compared to a $1.5 million recovery for 2006 and 2005, respectively.

During both the quarters and years ended December 31, 2006 and 2005, UAC significantly contributed to both the small provisions and recoveries for estimated credit losses with the following:
o	a $961,000 recovery and a $5.5 million recovery for the quarters ended December 31, 2006 and 2005, respectively, and
o	a $4.6 million recovery and a $3.1 million recovery for 2006 and 2005, respectively.

This recovery was due to the stable performance of UAC’s contracting securitized finance receivable portfolio during these periods. The provision at Coastal Credit for the fourth quarter 2006 was $(1.4) million compared to $(1.2) million for the fourth quarter 2005, while its provision for 2006 was $(4.7) million.

CHARGE TO MASTER TRUST, NET

The charge to Master Trust, net was $1.3 million for the fourth quarter 2006 compared to $5.1 million for the fourth quarter 2005. The charge to Master Trust, net was $14.9 million for 2006 compared to $10.3 million for 2005.

Charge to Master Trust, net is an expense related to future transfers of funds to the Master Trust from on balance sheet securitized finance receivables of UAC. As the performance of UAC’s on balance sheet securitized finance receivables has improved and stabilized, there has been a recovery for estimated credit losses, and interest income has increased. Thus, the amounts related to future transfers of funds owed to the Master Trust has increased resulting in an increase in the charge to Master Trust, net.

GAIN (LOSS) FROM EXTINGUISHMENT OF DEBT

The gain from extinguishment of debt was $20,000 for the fourth quarter 2006 compared to $25,000 for the fourth quarter 2005. These small gains were due to miscellaneous cleanup of UAC general unsecured claims during these periods.

The loss from extinguishment of debt was $(1.5) million for 2006 compared to a gain of $11.4 million for 2005. The loss from extinguishment of debt during 2006 was primarily due to the distribution by the holding company of a portion of settlement proceeds to certain former creditors of UAC who previously sold their notes and claims to White River. This distribution thus reversed previously recognized gains from extinguishment of debt. The 2005 gain of $11.4 million was related to the purchase by White River of 57.3% of the general unsecured claims and 89.1% of the restructured subordinated notes of UAC during this period. Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, requires that such activity be recognized as extinguishment of debt.

White River owns all of UAC’s general unsecured claims, 89.1% of UAC’s subordinated notes and 94.7% of UAC's accrual notes.

INCOME TAX BENEFIT

Prior to the fourth quarter 2006, White River calculated the deferred tax asset valuation allowance based on the estimated taxable income for the future five-year period and made quarterly adjustments as required. These adjustments to the deferred tax asset valuation allowance resulted in income tax benefits for the first three quarters of 2006 totaling $1.2 million. However, during the fourth quarter 2006, in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, it was recognized that due to the successful integration of Coastal Credit, the strong performance of the liquidating UAC portfolio and the sound cash position of the holding company, it is “more likely than not” that White River will utilize the majority of its deferred tax asset. Thus, the majority of the deferred tax asset valuation allowance was removed and a $37.8 million income tax benefit was realized in the fourth quarter 2006. There remains a $1.6 million valuation allowance on the deferred tax asset primarily related to state tax net operating losses. There were no income tax benefits realized during 2005.

CREDIT QUALITY

The following tables set forth delinquency, loan loss reserve levels, and securitized pool loss information for Coastal Credit and UAC:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	December 31,
	2006	2005

Finance receivables - gross balance	$104,399	$97,820

Delinquencies:
30-59 days	1,261	1,124
60-89 days	898	768
90+ days	1,208	878
Total delinquencies	$3,367	$2,770

Delinquencies as a percentage of finance receivables - gross balance	3.2%	2.8%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Year Ended December 31, 2006	Four Month Ended December 31, 2005

Balance at beginning of period	$6,031	$5,200
Charge-offs, net of recoveries (1)	(4,997)	(782)
Provision for estimated credit losses	4,660	1,613

Balance at the end of the period	$5,694	$6,031

Net charge offs	$4,997	$782
Finance receivables, net of unearned finance charges	$95,825	$87,952

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	5.94%	6.86%

Annualized net charge offs as a percent of finance receivables, net of unearned finance charges	5.21%	2.67%

Allowance for loan losses as a percent of annualized net charge offs	113.95%	257.08%

(1) Charge-offs do not include loans subject to SOP 03-3 which were charged off during the four months ended December 31, 2005.

Union Acceptance Company LLC
Delinquency Rates
(in thousands except percentages)

	December 31, 2006	December 31, 2005

Securitized finance receivables principal balance	$28,800	$115,031

Delinquencies:
30-59 days	2,812	7,703
60-89 days	748	2,390
90+ days	419	1,271
Total delinquencies	$3,979	$11,364

Delinquencies as a percentage of securitized finance receivables	13.8%	9.9%

Off-balance sheet finance receivables principal balance	$33,319	$82,300

Delinquencies:
30-59 days	1,929	2,737
60-89 days	544	859
90+ days	220	553
Total delinquencies	$2,693	$4,149

Delinquencies as a percentage of securitized finance receivables	8.1%	5.0%

Union Acceptance Company LLC
Allowance for Loan Losses - On Balance Sheet Securitized Finance Receivables
(in thousands except percentages)

	Years Ended December 31,
	2006	2005

Balance at the beginning of period	$6,503	$11,722
Allowance at purchase	-	5,163
Charge-offs	(9,189)	(21,637)
Recoveries	8,927	14,333
Recovery for estimated credit losses	(4,624)	(3,078)

Balance at the end of the period	$1,617	$6,503

Net charge offs	$262	$7,304
Securitized finance receivables	$28,800	$115,031

Allowance for loan losses as a percent of securitized finance receivables	5.61%	5.65%

Net charge offs as a percent of securitized finance receivables	0.91%	6.35%

Allowance for loan losses as a percent of net charge offs	617.18%	89.03%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks. Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 22 states - Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Kansas, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington - through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $95.8 million at December 31, 2006.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of approximately $62.6 million in non-prime auto receivables, as of December 31, 2006.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2005,
o	its Proxy Statement on Schedule 14A dated April 10, 2006, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:
•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.
These and other risks are described in White River's public filings with the SEC; see, in particular, risk factors described under Item 1A in White River’s Annual Report on Form 10-K for the year ended December 31, 2005, on file with the SEC. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	December 31, 2006	December 31, 2005

Cash and cash equivalents	$6,958	$6,878
Restricted cash	13,618	22,739
Securitized finance receivables—net	27,447	109,506
Finance receivables—net	78,693	70,784
Beneficial interest in Master Trust	23,601	13,968
Goodwill	34,698	35,097
Deferred tax assets—net	38,189	4,707
Other assets	2,220	3,315

TOTAL	$225,424	$266,994

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Collateralized financing	$32,368	$122,293
Line of credit	49,500	51,500
Secured note payable	13,125	15,000
Subordinated debentures	7,700	7,700
Note payable - Coastal Credit purchase holdback	-	3,840
Accrued interest	1,169	2,131
Amounts due to Master Trust	8,400	7,417
Creditor notes payable	1,392	1,461
Other payables and accrued expenses	3,852	2,291

Total liabilities	117,506	213,633

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 3,813,155 and 3,810,155issued and outstanding at December 31, 2006 and 2005, respectively	179,594	179,157
Warrants	534	534
Accumulated other comprehensive income, net of taxes	11,107	13,305
Accumulated deficit	(83,317)	(139,635)

Total shareholders’ equity	107,918	53,361

TOTAL	$225,424	$266,994

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	December 31,
	2006	2005

Total shareholders’ equity	$107,918	$53,361
Less goodwill	(34,698)	(35,097)
Tangible book value	$73,220	$18,264

Shares outstanding	3,813,155	3,810,155

Book value per share	$28.30	$14.00
Tangible book value per share	$19.20	$4.79

Assets	$225,424	$266,994
Tangible assets	$190,726	$231,897

Equity/ assets	47.87%	19.99%
Tangible equity/ tangible assets	38.39%	7.88%

WHITE RIVER CAPITAL, INC.
4TH QUARTER CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Three Months Ended December 31,
	2006	2005
INTEREST:
Interest on receivables	$8,692	$11,028
Accretion and other interest	4,909	478

Total interest income	13,601	11,506

Interest expense	(2,526)	(3,672)

Net interest margin	11,075	7,834

Recovery (provision) for estimated credit losses	(401)	4,309

Net interest margin after recovery (provision) for estimated credit losses	10,674	12,143

OTHER REVENUES:
Charge to Master Trust—net	(1,264)	(5,074)
Gain from extinguishment of debt	20	25
Other income	57	54

Total other revenues (charges), net	(1,187)	(4,995)

OTHER EXPENSES:
Salaries and benefits	2,116	1,740
Third party servicing expense	272	681
Other operating expenses	1,417	1,446
Bankruptcy costs	35	52

Total other expenses	3,840	3,919

INCOME BEFORE INCOME TAXES	5,647	3,229

INCOME TAX BENEFIT	37,774	-

NET INCOME	$43,421	$3,229

NET INCOME PER COMMON SHARE (BASIC)	$11.39	$0.85

NET INCOME PER COMMON SHARE (DILUTED)	$11.11	$0.84

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,813,155	3,810,155

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,907,345	3,841,458

WHITE RIVER CAPITAL, INC.
ANNUAL CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)
	Twelve Months Ended December 31,
	2006	2005	2004
INTEREST:
Interest on receivables	$37,500	$28,803	$12,985
Accretion and other interest	16,445	8,530	1,028

Total interest income	53,945	37,333	14,013

Interest expense	(11,820)	(15,204)	(13,108)

Net interest margin	42,125	22,129	905

Recovery (provision) for estimated credit losses	(36)	1,465	(11,025)

Net interest margin after recovery (provision) for estimated credit losses	42,089	23,594	(10,120)

OTHER REVENUES:
Credit (charge) to Master Trust—net	(14,853)	(10,253)	4,485
Gain (loss) from extinguishment of debt	(1,524)	11,352	-
Other income	8,031	668	2,934

Total other revenues, net	(8,346)	1,767	7,419

OTHER EXPENSES:
Salaries and benefits	8,495	2,462	434
Third party servicing expense	1,824	3,323	2,344
Other operating expenses	5,916	2,770	1,126
Bankruptcy costs	183	296	657

Total other expenses	16,418	8,851	4,561

INCOME BEFORE INCOME TAXES	17,325	16,510	(7,262)

INCOME TAX BENEFIT	38,993	-	-

NET INCOME (LOSS)	$56,318	$16,510	$(7,262)

NET INCOME (LOSS) PER COMMON SHARE (BASIC)	$14.77	$11.08	$(23.41)

NET INCOME (LOSS) PER COMMON SHARE (DILUTED)	$14.51	$11.02	$(23.41)

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,813,073	1,489,607	310,191

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,882,017	1,498,549	310,191

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